Exhibit 99.1

Contact:	Jennifer Cook Williams
Vice President, Investor Relations
650-624-9600
investors@anesiva.com

ANESIVA ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

Conference Call Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, CA, August 9, 2006 - Anesiva, Inc. (Nasdaq: ANSV) today reported financial results for the second quarter and six months ended June 30, 2006.

“During the second quarter, we continued to make excellent progress on the filing of our New Drug Application (NDA) for our lead product candidate 3268 and completed a successful pre-NDA meeting with the U.S. Food and Drug Administration,” said John P. McLaughlin, chief executive officer of Anesiva. “We are on track to submit this application in September/October as a Common Technical Document (CTD) for review under both the United States and international guidelines as a fast-acting, needle-free, local anesthetic to significantly reduce pain associated with venipunctures in pediatric patients. To support the next stage of development for 3268, we are in the process of designing an additional Phase 3 trial in adult patients, which should take less than six months to complete and allow us to launch 3268 in a staged manner to address the adult emergency department and pre-surgery markets as we grow our commercial efforts.”

“In addition during the quarter, we reported statistically significant data on our potentially blockbuster product, 4975, showing a reduction in pain associated with total knee replacement surgery in Phase 2,” continued McLaughlin.

Second Quarter 2006 Financial Results
In June, stockholders approved the corporate name change from Corgentech to Anesiva, Inc. to reflect the company’s focus on the development and commercialization of pain management therapeutics. The second quarter of 2006 represents the second full quarter of combined financial results following the December 15, 2005 completion of our merger between the company and AlgoRx Pharmaceuticals, Inc.

Total operating expenses in the second quarter of 2006 were $14.5 million and in the second quarter of 2005 were $9.4 million. For the six months ended June 30, 2006, operating expenses were $30.0 million and for the six months ended June 30, 2005 were $15.4 million. The increase in operating expenses primarily relates to the preparation of the NDA for 3268, the company's lead product candidate, a fast-acting, needle-free, local anesthetic; data gathering and analysis from multiple clinical trials for 4975, shown in clinical studies to provide site-specific, moderate-to-severe pain relief for several weeks following a single application; and preparations to initiate a clinical trial of 1207, the company’s novel anesthetic for the treatment of neuropathic pain.

For the second quarter of 2006, the net loss was $13.8 million, or $0.70 loss per share. In the second quarter of 2005, the net loss was $9.2 million, or $8.13 loss per share. Weighted-average common shares outstanding were 19.6 million shares at June 30, 2006. The net loss for the six months ended June 30, 2006 was $28.4 million, or $1.45 per share, and for the six months ended June 30, 2005, the net loss was $14.9 million or $13.35 per share.

As of June 30, 2006, cash, cash equivalents and short-term investments were $67.1 million compared to $80.1 million at March 31, 2006 and $94.9 million at December 31, 2005.

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Financial Guidance for 2006
The company’s financial guidance for 2006 is unchanged and is as follows:
-- Net loss for the full year of 2006 to be between $45 million and $50 million before non-cash stock compensation expense of $10 million to $12 million. The net loss, including all non-cash stock compensation expenses, for the full year of 2006 to be between $55 million and $62 million.
-- Cash, cash equivalents and short term investments balance ending 2006 of between $35 million and $40 million.
-- Revenue projections are not included in the company’s financial guidance for 2006.

Conference Call Details
Anesiva will conduct a webcast conference call with the investment community at 4:30 p.m. EDT, today, August 9, 2006 to discuss the second quarter 2006 results and to review the company’s progress and future outlook. Interested parties can listen to the live audio webcast by dialing (800) 340-6289 (international dial: 706-634-1538) or by logging on to www.anesiva.com and going to the Investor Information page. For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by dialing (800) 642-1687 (international dial: (706) 645-9291) and giving the following pass code: 3768021. The webcast will be available until the company’s next quarterly financial results conference call.

About Anesiva and its Diverse Pipeline of Pain Products
Anesiva, Inc., formerly Corgentech Inc., is a late-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel therapeutic treatments for pain. The company has three drug candidates in development for multiple pain-related indications, the most advanced of which, 3268, has completed Phase 3 clinical trials. The second product in the pipeline, 4975, has been shown to reduce pain after only a single administration for weeks to months in multiple settings in numerous mid-stage clinical trials for site-specific, moderate-to-severe pain. 1207, a new local anesthetic that is undergoing preclinical development as a topical local anesthetic, is anticipated to enter the clinic in 2006. Anesiva is based in South San Francisco, CA. For more information about Anesiva's leadership in the development of products for pain management, and an overview of the clinical challenges being addressed by its product candidates, go to www.anesiva.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, projected timing of product development and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Anesiva can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva's quarterly report on Form 10-Q for the quarter ended March 30, 2006 filed with the Securities and Exchange Commission.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

~ Financial Statements to Follow ~

Anesiva, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses:
Research and development	$8,687	$5,348	$17,984	$9,503
General and administrative	5,823	4,080	11,979	5,850

Total operating expenses	14,510	9,428	29,963	15,353

Loss from operations	(14,510)	(9,428)	(29,963)	(15,353)

Interest and other income, net	707	195	1,598	417

Net loss	$(13,803)	$(9,233)	$(28,365)	$(14,936)

Basic and diluted net loss per common share	$(0.70)	$(8.13)	$(1.45)	$(13.35)

Shares used to compute basic and diluted net loss per common share	19,583	1,135	19,518	1,119

Anesiva, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$67,085	$94,913
Other current assets	1,984	1,464

Total current assets	69,069	96,377

Property and equipment, net	4,090	871
Other assets, non-current	333	669

Total assets	$73,492	$97,917

Liabilities and stockholders' equity
Current liabilities	$5,621	$8,377
Long term obligations	19	-
Total stockholders' equity	67,852	89,540

Total liabilities and stockholders' equity	$73,492	$97,917

(Note): Derived from audited financial statements at that date.